Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) of United States Gasoline Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Nicholas D. Gerber, the President and Chief Executive Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 14, 2011	By:	/s/ Nicholas D. Gerber
	Name:	Nicholas D. Gerber
	Title:	President and Chief Executive Officer
United States Commodity Funds LLC,
General Partner of United States Gasoline Fund, LP